                                    (STAMP)
                                                                    Exhibit 3.61
                                                                         (STAMP)

                          CERTIFICATE OF INCORPORATION

                                       OF

                        HOLIDAY/SOUTHEAST HOLDING CORP.


                                   * * * * *


     1.  The name of the corporation is

         HOLIDAY/SOUTHEAST HOLDING CORP.

     2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000); all of such shares shall be without par value.

     5A. The name and mailing address of each incorporator is as follows:

     NAME                          MAILING ADDRESS
     ----                          ---------------

     M. A. Ferrucci           100 West Tenth Street
                              Wilmington, Delaware 19801

     B. A. Schuman            100 West Tenth Street
                              Wilmington, Delaware 19801

     E. L. Kinsler            100 West Tenth Street
                              Wilmington, Delaware 19801

     5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

     NAME                               MAILING ADDRESS
     ----                               ---------------

Donahue L. Wildman                 Chicago Health Clubs, Inc.
                                   230 West Monroe Street
                                   Chicago, IL 60606

Jack L. Clark                      7880 Avenida Kirjah
                                   La Jolla, CA 92037

Roy Zurkowski                      451 Goodhue
                                   Bloomfield Hills, MI 48013

Frank Bond                         13414 Blyethenia Road
                                   Phoenix, MD 21131

Harold Harrison                    Knoxville Executive Health &
                                     Racquet Centers
                                   1612 Downtown West Blvd.
                                   Knoxville, TN 37919

     6.  The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to set at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interest of the corporation.

     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true,
and accordingly have hereunto set our hands this 21st day of July   , 1981.


                                   /s/ M. A. Ferrucci
                                   -------------------------------------------
                                   M. A. Ferrucci


                                   /s/ B. A. Schuman
                                   -------------------------------------------
                                   B. A. Schuman


                                   /s/ E. L. Kinsler
                                   -------------------------------------------
                                   E. L. Kinsler

                                                             REC H137   PAGE 468

                                     (LOGO)
                                     STATE
                                       OF
                                    DELAWARE

                          OFFICE OF SECRETARY OF STATE

     I, Glenn C. Kenton Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "HOLIDAY/SOUTHEAST HOLDING CORP.", as received and filed in this office the twenty-first day of July, A.D. 1981, at 2 o'clock P.M.



                              In Testimony Whereof, I have hereunto set my hand and official seal at Dover this twenty-first day of July in the year of our Lord one thousand nine hundred and eighty-one.
          (SEAL)


                              /s/ GLENN C. KENTON, Secretary of State
                              --------------------------------------------------
                              Glenn C. Kenton, Secretary of State



FORM 121